  Exhibit 32.2

CFO CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.Sec. 1350, as adopted), Thomas Cawley, Chief Financial Officer of Peet’s Coffee & Tea, Inc. (the “ Company”) hereby certifies that, to the best of his knowledge:

1. The Company ’ s quarterly report on Form 10-Q for the period ended March 29, 2009, to which this Certification is attached as Exhibit 32.2 (the “Periodic Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has set his hand hereto as of the 7th day of May, 2009.

/s/ Thomas P. Cawley
Thomas P. Cawley
Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Peet’s Coffee & Tea, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.